[Wells Fargo Logo]
Wells Fargo Bank N.A.
Home Mortgage Division
I Home Campus
Des Moines, IA 50328-0001
Wells Fargo Bank, N.A.
2007 Certification Regarding Compliance with Applicable Servicing Criteria
1.
Wells Fargo Bank, N.A. (the "Servicer") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31,
2007 (the "Reporting Period"), as set forth in Exhibit A hereto. The transactions covered by this report include transactions for which the Servicer's Wells Fargo Home Mortgage division acted as the primary servicer of residential mortgage loans, other than the servicing of such loans for Freddie Mac, Fannie Mae, Ginnie Mae, state and local go vernment bond programs, or a Federal Home Loan Bank (the "Platform");
2.
The Servicer has engaged certain vendors, which are not deemed to b e servicers as defined in Item 1101(j) of
Regulation AB (the "Vendors"), to perform specific, limited or scripted activ ities for the Reporting Period, and the
Servicer has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Exhibit A hereto;
3.
Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of
Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Exhibit A hereto are inapplicable to the
Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;
5.
The Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007, and for the Reporting Period with respect to the Platform taken as a whole;
6.
The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007, or for the Reporting Period with respect to the Platform taken as a whole;
7.
The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007, or for the Reporting Period with respect to the Platform taken as a whole: and
8.
KPMG LLP, a registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing crit eria for the Reporting Period, which attestation report is included on
Exhibit B attached hereto.
February 25, 2008
WELLS FARGO BANK, N.A.
By: /s/ Mary C Coffin
Mary C. Coffin
Executive Vice President
EXHIBIT A
t o
Wells Fargo Bank, N.A.'s
2007 Certification Regarding Compliance With Applicable Servicing Criteria
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference Criteria
Performed
Directly
b y
Servicer
Performed
b y
Vendor(s)
for which
Servicer is
the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Servicer is
NOT the
Responsible
Party
NOT
performed by
Servicer or by
subservicer(s)
or vendor(s)
retained by
Servicer
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures arc instituted to monitor
any performance
or other triggers and events of default in
X
1122(d)(1)(ii)
If any material servicing activities are
outsourced to third parties,
policies and procedures are instituted to mon itor
X
1122(d)(1)(iii)
Any requirements in the transaction agreements
to maintain a
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy
is in effect on the
party participating in the servicing function
throughout the
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into
the appropriate
custodial bank accounts and related bank
X1 X2
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf
of an obligor or
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections, cash flows
or distributions, and any interest or other fees
X
1122(d)(2)(iv)
The related accounts for the transaction, such as
cash reserve
accounts or accounts established as a form of
overcollateralization, are separately maintained
X
1122(d)(2)(v)
Each custodial account is maintained at a
federally insured
depository institution as set forth in the
transaction agreements.
For purposes of this criterion, "federally insured
depository
institution" with respect to a foreign financial
institution means a
foreign financial institution that meets the
requirements of Rule
13k-1(b)(1) of' the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to
prevent unauthorized
X3 X4
1A portion of this servicing criteria is performed by a vendor, as set forth in footnote 2 below.
2A lockbox v endor receives payments, creates transaction files, deposits checks, reconciles files to deposits and transmits the transaction files to Wells Fargo.
3A portion of this servicing criteria is performed by vendors, as set forth in footnote 4 below.
4Insurance vendors prepare and safeguard checks on behalf of Wells Fargo.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference Criteria
Performed
Directly
b y
Servicer
Performed
b y
Vendor(s)
for which
Servicer is
the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Servicer is
NOT the
Responsible
Party
NOT
performed by
Servicer or by
subservicer(s)
or vendor(s)
retained by
Servicer
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis
for all asset-
b acked securities related bank accounts,
including custodial
accounts and related bank clearing accounts.
These
reconciliations arc (A) mathematically accurate;
(B) prepared
within 30 calendar days after the bank statement
cutoff date, or
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed
with the
Commission, are maintained in accordance with
the transaction
agreements and applicable Commission
requirements.
Specifically, such reports (A) are prepared in
accordance with
timeframes and other terms set forth in the
transaction
agreements; (B) provide information calculated
in accordance
with the terms specified in the transaction
agreements; (C) are
filed with the Commission as required by its
rules and
regulations: and (D) agree with investors' or the
trustee's records
as to the total unpaid principal balance and
number of mortgage
loans serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and
remitted in
accordance with timeframes, distribution
X
1122(d)(3)(iii)
Disbursements made to an investor are posted
within two
business days to the Servicer's investor records.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor
reports agree with
cancelled checks, or other form of payment, or
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on mortgage loans is
maintained as required
by the transaction agreements or related
X
1122(d)(4)(ii)
Mortgage loan and related documents are
safeguarded as required
X
by the transaction agreements
1122(d)(4)(iii)
Any additions, removals or substitutions to the
asset pool are
made, reviewed and approved in accordance
X
1122(d)(4)(iv)
Payments on mortg age loans, including any
payoffs, made in
accordance with the related mortgage loan
documents are posted
to the Servicer's obligor records maintained no
more than two
X5 X6
1122(d)(4)(v)
The Servicer's records reg arding the mortgage
loans agree with
the Servicer's records with respect to an
X
5 A portion of this servicing criteria is performed by a vendor, as set forth in footnote 6 below.
6 A lockbox vendor receives payments , creates transaction files, deposits checks, reconciles files to deposit and transmits the transaction files to Wells Fargo.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference Criteria
Performed
Directly
b y
Servicer
Performed
b y
Vendor(s)
for which
Servicer is
the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Servicer is
NOT the
Responsible
Party
NOT
performed by
Servicer or by
subservicer(s)
or vendor(s)
retained by
Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's
mort g age loans (e.g., loan modifications or re -
agings) are made,
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans,
modifications and deeds in lieu of foreclosure,
foreclosures and
X
1122(d)(4)(viii)
Records documenting collection efforts are
maintained during the
period a mortgage loan is delinquent in
accordance with the
transaction agreements. Such records are
maintained on at least a
monthly basis, or such other period specified in
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return
for mortgage loans
with variable rates arc computed based on the
X
1122(d)(4) (x)
Regarding any funds held in trust for an obligor
(such as escrow
accounts): (A) such funds are analyzed, in
accordance with the
obligor's mortgage loan documents, on at least
an annual basis, or
such other period specified in the transaction
agreements ; (B)
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as
tax or insurance
payments) are made on or before the related
penalty or expiration
dates, as indicated on the appropriate bills or
notices for such
payments, provided that such support has been
received by the
X7 X8
Servicer at least 30 calendar days prior to these
dates, or such
other number of days specified in the transaction
agreements.
1122(d)(4)(xii)
Any late payment penalties in connection with
any payment to b e
made on behalf of an obligor are paid from the
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are
posted within
two business days to the obligor's records
maintained by the Servicer, or such other
X9
X10

1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible
accounts are
recognized and recorded in accordance with the
X
1122(d)(4)(xv)
Any external enhancement or other support
identified in Item
1114(a)(I) through (3) or Item 1115 of
Regulation AB, is
maintained as set forth in the transaction
agreements.
X

7 A portion of this servicing criteria is performed by vendors, as set forth in footnote 8 below.
8 Insurance vendors obtain renewal invoices, create disbursement transactions and submit payments to payees.
9 A portion of this servicing criteria is performed by one or more vendors, as set forth in footnote 10 below.
10 Insurance vendors obtain renewal invoices, create disbursement transactions and submit payments to payees.